UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2015

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RVUE HOLDINGS INC.

(Exact name of Registrant as Specified in its Charter)

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Nevada	000-54348	94-3461079
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

275 North York Street
Elmhurst, Illinois	60126
(Address of Principal Executive Offices)	(Zip Code)

(312) 361-3368

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

.	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

.	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

.	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

.	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry Into a Material Definitive Agreement

rVue Holdings, Inc. (the “Company”) has implemented a strategic financing strategy that includes the raising of short-term cash.  Management's goal is to provide for the Company’s short-term liquidity needs and to finance its operations pending raising additional capital from other sources.  There can be no assurance that such capital will be available on favorable terms, in the time required, or at all.

Carebourn Convertible Note Financing

On July 30, 2015 (the “Closing Date”), the Company entered into a Securities Purchase Agreement dated July 30, 2015 (the “Carebourn SPA”) with Carebourn Capital, L.P. (“Carebourn”).  Pursuant to the Carebourn SPA, the Company issued to Carebourn a convertible promissory note (the “Carebourn Note”) in the principal amount of $115,000.

The Carebourn Note has a term of 9 months and an interest rate of 10% per annum.   The net proceeds to the Company from the Carebourn Note were $100,000, consisting of gross proceeds of $115,000, less $10,000 in original issue discount (OID) and $5,000 in expense reimbursements.  The entire principal balance of the Carebourn Note, together with all accrued interest, is due and payable on April 30, 2016.

Beginning on the date that is ninety (90) days after the Closing Date, so long as any amount is outstanding under the Carebourn Note, Carebourn may convert all or any portion of the balance of the Carebourn Note into shares of the Company’s common stock (“Common Stock”).  Generally, the conversion price will be calculated by applying a discount of 40% to the average of the three (3) lowest [closing bid prices] for the Common Stock during the twenty (20) trading days immediately preceding the applicable conversion.  Carebourn is generally prohibited from acquiring more than 4.99% of the Company’s outstanding shares pursuant to the Carebourn Note.

The Company may prepay the Carebourn Note in full by paying all principal, interest and any other amounts owing multiplied by (i) 125% if prepaid during the period commencing on the Closing Date through 30 days thereafter, (ii) 130% if prepaid between 31 days and 60 days following the Closing Date, (iii) 135% if prepaid between 61 days and 90 days following the Closing Date, (iv) 140% if prepaid between 91 days and 120 days following the Closing Date, (v) 145% if prepaid between 121 days and 150 days following the Closing Date, and (vi) 150% if prepaid between 151 days and 180 days following the Closing Date. After the expiration of 180 days following the Closing Date, the Company has no right of prepayment.

In the event that the Carebourn Note is not repaid in cash in its entirety, Company shareholders will suffer dilution if and to the extent that the balance of the Carebourn Note is converted into Common Stock.

The foregoing descriptions of the Carebourn Note and related documents are qualified in their entirety by the text of such documents, copies of which will be attached as exhibits to the Company’s next Quarterly Report on Form 10-Q.

Item 2.03

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 3.02

Unregistered Sale of Equity Securities

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.  The Carebourn Note was issued by the Company under the exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended and/or Regulation D promulgated thereunder, as the securities were issued to an accredited investor, without a view to distribution, and were not issued through any general solicitation or advertisement.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RVUE HOLDINGS, INC.

By:	/s/ Mark Pacchini
Mark Pacchini Chief Executive Officer

Date:  August 5, 2015